UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2019

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1313 South Killian Drive, Lake Park, FL	33403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 328-6488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 1 – Registrant’s Business and Operations.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2019, Findex.com, Inc. (the “Company,” “we,” “us,” “our”) entered into an agreement with Caribbean Energy Solutions, LLC (“CES”), a Puerto Rico limited liability company engaged in the distribution of certain high performance coatings, to assign and sell to CES intellectual property owned by the Company, with certain rights, title and interest in and to the product and trade secret intellectual property known as “Infiniguard” (also known as “Infinigard”) (the “Subject IP”). CES is currently in the business of marketing and distributing the Infiniguard product exclusively for use in the field of Heating, Ventilation, Air Conditioning, and Refrigeration (the HVAC/R” or the “HVAC/R Market”). In exchange for the conveyance of this intellectual property, which was effective immediately upon execution of the agreement, the Company received a one-time cash payment in the amount of USD$200,000 and CES received (i) the exclusive worldwide production and distribution rights in and to the Subject IP in perpetuity for the HVAC/R Market, (ii) direct and full ownership rights to any derivative trade secret intellectual property independently developed by or on behalf of CES that constitutes a variation or extension of the existing trade secret intellectual property formulation embedded in and underlying the Subject IP (“Derivative Intellectual Property”), and (iii) unrestricted but non-exclusive rights to use either the trade secret intellectual property formulation embedded in and underlying the Subject IP and any Derivative Intellectual Property for any products markets throughout the world in addition to the HVAC/R Market.

The subject agreement, labeled an Intellectual Property Sale and Assignment Agreement, contains usual and customary provisions for agreements of this type, including certain material confidentiality and non-compete provisions.

Although there can be no assurance, it is expected by Company management that, at least for a period of no less than six (6) months following the date of this Agreement, and continuing for so long as the Company and CES mutually agree in good faith thereafter, the Company shall, at the request of CES, manufacture the Subject IP for CES pursuant to the applicable terms and conditions under an original distribution and license agreement dated June 6, 2018, which the Company and CES have been conducting business since then. There is no available estimate at this time as to projected unit count likely to be involved under any such arrangement, or projected gross revenue or margin to be realized by the Company in the event it materializes.

The foregoing description of the Intellectual Property Sale and Assignment Agreement does not purport to be complete and is qualified in its entirety by the Intellectual Property Sale and Assignment Agreement itself, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.66 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.66	Intellectual Property Sale and Assignment Agreement, dated August 26, 2019 by and between the Company and Caribbean Energy Solutions, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FINDEX.COM, INC.

By:	/s/ Steven Malone
Steven Malone President & Chief Executive Officer

Date: August 30, 2019